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Exhibit 99(a)(3)

AMENDMENT NO. 2 TO DEPOSIT AGREEMENT

        AMENDMENT NO. 2, dated as of July , 2005 (the "Amendment"), to the Deposit Agreement dated as of January 12, 1993, as amended as of May 28, 1996 (as so amended, the "Deposit Agreement"), among OMV Aktiengesellschaft, incorporated under the laws of the Republic of Austria (the "Company"), JPMorgan Chase Bank, N.A. (fka Morgan Guaranty Trust Company of New York), as depositary (the "Depositary"), and all Owners and Holders from time to time of American depositary receipts ("ADRs") issued thereunder.

W I T N E S S E T H:

        WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

        WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and ADRs.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I

DEFINITIONS

        SECTION 1.01. Definitions.    Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT

        SECTION 2.01.    All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement as further amended by this Amendment.

        SECTION 2.02.    All references in the Deposit Agreement to the Depositary shall be references to JPMorgan Chase Bank, N.A.

        SECTION 2.03.    All references in the Deposit Agreement to the number of Shares represented by an American Depositary Shares are amended to reflect that each American Depositary Share represents one Share.

        SECTION 2.04.    The address of the Depositary set forth in the Deposit Agreement is amended to read as follows:

    JPMorgan Chase Bank, N.A.
    Four New York Plaza
    New York, New York 10004
    Attention: ADR Administration
    Fax: (212) 623-0079

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ARTICLE III

AMENDMENTS TO THE FORM OF ADR

        SECTION 3.01.    All references in the form of ADR to the Depositary shall be references to JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States.

        SECTION 3.02.    All references in the form of ADR to the number of Shares represented by each ADS is amended to reflect that each ADS represents one Share.

        SECTION 3.03.    The form of ADR, reflecting the amendments set forth in Section 3.01 and 3.02 hereof, is amended and restated to read as set forth as Exhibit A hereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

        SECTION 4.01. Representations and Warranties of the Company.    The Company represents and warrants to, and agrees with, the Depositary and the Owners and Holders, that:

  (a)  This Amendment, when executed and delivered by the Company, and the Deposit Agreement and the Post-Effective Amendment to Form F-6 executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles;

  (b)  In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in the Republic of Austria, neither of such agreements need to be filed or recorded with any court or other authority in the Republic of Austria, nor does any stamp or similar tax or governmental charge need to be paid in the Republic of Austria on or in respect of such agreements; and

  (c)  All of the information provided to the Depositary by the Company, if any, in connection with this Amendment is true, accurate and correct.

ARTICLE V

MISCELLANEOUS

        SECTION 5.01. Effective Date.    This Amendment is dated as of the date set forth above and shall be effective as the close of business New York time on July , 2005 (the "Effective Date").

        SECTION 5.02. Outstanding ADRs.    ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

        SECTION 5.03. Indemnification.    The parties hereto shall be entitled to the benefits of the indemnification provisions of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

        SECTION 5.04. Counterparts.    This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument.

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        IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

OMV AKTIENGESELLSCHAFT
By:	Name: Title:
By:	Name: Title:
JPMORGAN CHASE BANK, N.A.
By:	Name: Title:

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EXHIBIT A

AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents one deposited Share)

JPMORGAN CHASE BANK, N.A.
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES OF
OMV AKTIENGESELLSCHAFT
(INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF AUSTRIA)

        JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States, as depositary (hereinafter called the "Depositary"), hereby certifies that             or registered assigns IS THE OWNER OF            American Depositary Shares, representing deposited ordinary shares (including rights to receive such shares, the "Shares") of OMV Aktiengesellschaft, a corporation organized and existing under the laws of the Republic of Austria (herein called the "Company"). At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the office of the Custodian appointed under the Deposit Agreement (herein called the "Custodian").

        The address of the Depositary's Office is 4 New York Plaza, New York, New York 10004.

1.
THE DEPOSIT AGREEMENT.

        This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement dated as of January 12, 1993, as amended from time to time (the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and to become bound by all of the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Office in New York City and at the office of the Custodian.

        The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.
SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

        Upon surrender at the Depositary's Office of this Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and upon payment of all taxes and governmental charges payable in connection with such surrender of the Receipt and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of (a) certificates to the Owner hereof or as ordered by him and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Ownership of such Deposited Securities shall pass to the Owner or as ordered by him upon such delivery. If and to the extent that fractional interests in Deposited Securities are not available for delivery, the Depositary may at its option deliver a Receipt therefor or cash proceeds in lieu thereof. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Depositary's Office, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Depositary's Office shall be at the risk and expense of the Owner hereof.

3.
TRANSFERS, SPLIT-UPS AND COMBINATIONS OF RECEIPTS.

        The transfer of this Receipt is registrable on the books of the Depositary at the Depositary's Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Company, the Depositary, the Custodian or Registrar may require payment from the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this paragraph (3).

        The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence. Notwithstanding any other provision of the Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.
LIABILITY OF OWNER FOR TAXES AND OTHER CHARGES.

        If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary. The Depositary may refuse to effect any transfer of this Receipt or withdrawal of Deposited Securities represented by American Depositary Shares evidenced by this Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Owner hereof shall remain liable for any deficiency.

5.
WARRANTIES ON DEPOSIT OF SHARES.

        Every person depositing Shares or other securities, if any, under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and such other securities, if any, and each certificate therefor are validly issued, fully paid, nonassessable, and free of any pre-emptive rights of the holders of outstanding Shares and such other securities, if any, and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent that the offer and sale of such Shares and such other securities, if any, by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and such other securities, if any, and the issuance of Receipts.

6.
FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

        Any person presenting Shares for deposit or any Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the deposit of the Shares, to execute such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filled or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in the Republic of Austria which is then performing the function of the regulation of currency exchange.

7.
CHARGES OF DEPOSITARY.

        The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodians are for the sole account of the Depositary.

        The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees, if any, as may from time to time be in effect for the registration, if any, of transfers of Shares generally on the Share register, if any, of the Company, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee not in excess of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.03 or 4.03 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 of the Deposit Agreement, (6) a fee not in excess of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to Section 4.01 of the Deposit Agreement and (7) a fee for (and deducted from) the distribution of proceeds of sales of securities or rights pursuant to Sections 4.02 or 4.04, respectively, of the Deposit Agreement, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by Owners of securities (for purposes of this clause 6 treating all such securities as if they were Shares) or Shares received in exercise of rights distributed to them pursuant to Sections 4.02 or 4.04, respectively, but which securities or rights are instead sold by the Depositary and the net proceeds distributed.

        The Depositary, subject to Paragraph (8) hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.
PRE-RELEASE OF RECEIPTS.

        The Depositary may issue Receipts against rights to receive Shares from the Company or any agent of the Company recording Share ownership. No such issue of Receipts will be deemed a "Pre-Release" subject to the restrictions of the following paragraph.

        Unless requested by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release"). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered that such person, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial right, title and interest in such Shares to the Depositary for the benefit of the Owners, and (iii) agrees in effect to hold such Shares for the account of the Depositary until delivery of the same upon the Depositary's request, (b) at all times fully collateralized (such collateral marked to market daily) with cash or U.S. government securities, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the American Depositary Shares outstanding (without giving effect to American Depositary Shares evidenced by Receipts outstanding as a result of Pre-Release); provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems appropriate and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set limits with respect to the number of Pre-Released Receipts involved in transactions to be done hereunder with any one person on a case by case basis as it deems appropriate. The collateral referred to in clause (b) above shall be held by the Depositary for the benefit of the Owners as security for the performance of the obligations to deliver Shares set forth in clause (a) above (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

        The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.
TITLE TO RECEIPTS.

        It is a condition of this Receipt and every successive Holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the Company, the Depositary and any agent of either of them, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.
VALIDITY OF RECEIPT.

        This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual signature of a duly authorized officer of the Registrar.

11.
REPORTS; INSPECTION OF TRANSFER BOOKS.

        The Company currently furnishes the Securities and Exchange Commission (hereinafter called the "Commission") with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. Such reports and communications will be available for inspection and copying by Holders and Owners at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

        The Depositary will make available for inspection by Owners at the Depositary's Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, a Custodian or a nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Owners copies of such reports when furnished by the Company pursuant to the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English if and to the extent required by the rules and regulations of the Commission.

        The Depositary will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

        The Depositary may close the transfer books, at any time or from time to time, at the written request of the Company or when deemed expedient by the Depositary in connection with the performance of its duties under the Deposit Agreement.

12.
DIVIDENDS AND DISTRIBUTIONS; TAXES.

        Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into dollars and will promptly distribute the amount thus received (net of the expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

        Subject to the provisions of Section 4.11, 5.07 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash.

        Subject to the provisions of Sections 4.11, 5.07 and 5.09 of the Deposit Agreement, if any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in Section 4.01 of the Deposit Agreement. If additional Receipts are not so distributed (except pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

        In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

        Whether in connection with a distribution described in Sections 4.01, 4.02, 4.03 or 4.04 or otherwise, (1) the Company or its agent will remit to appropriate governmental authorities and agencies all amounts (if any) withheld and owing to such authorities and agencies in the Republic of Austria by the Company and (2) the Depositary shall, and shall cause the Custodian to, remit to appropriate governmental authorities and agencies all amounts (if any) withheld and owing to such authorities and agencies in the event that applicable law requires the Depositary or the Custodian, as the case may be, and not the Company, to remit such amounts.

13.
RIGHTS.

        In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary (after consultation with the Company) shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners as in the case of a distribution received in cash, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of

American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

        In circumstances in which rights would otherwise not be distributed, if an Owner requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner hereunder, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

        If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts (in the case of a distribution pursuant to the second paragraph of this paragraph 13, Restricted Receipts) to such Owner.

        If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it shall use its best efforts to sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

        The Depositary will not offer rights to Owners unless the offer and sale of both the rights and the securities to which such rights relate are exempt from registration under the Securities Act of 1933 with respect to a distribution to all Owners or both such rights and such securities are registered under the provisions of such Act. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration.

        The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

14.
CONVERSION OF FOREIGN CURRENCY.

        Whenever the Depositary shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

        If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

        If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

        If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

15.
RECORD DATES.

        Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to exercise the rights of Owners under the Deposit Agreement with respect to such changed number of American Depositary Shares and to give voting instructions and to act in respect of any other such matter.

16.
VOTING OF DEPOSITED SECURITIES.

        Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting, (b) a statement that each Owner as of the close of business on a specified record date will be entitled, subject to any applicable provision of the laws of the Republic of Austria and of the Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares or to instruct the Depositary to provide such Owner with a proxy enabling such Owner to vote such amount of Shares or other Deposited Securities, (c) a statement that at the written request and expense of such Owner, the Depositary will provide such Owner with the documentation necessary to enable such Owner to attend such meeting and (d) if applicable, a statement that, pursuant to the terms hereof, a person designated by the Company will be given a proxy to vote Shares or other Deposited Securities represented by American Depositary Shares with regard to which no instructions are received. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, in so far as practicable, (i) to vote or cause to be voted the amount of Shares or other Deposited Securities represented by such Owner's American Depositary Shares or furnish such Owner a proxy, in accordance with the instructions set forth in such request, and/or (ii) to provide the documentation necessary to enable such Owner to attend such meeting in accordance with such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions. If prior to the preparation and mailing of the notice the Company notifies the Depositary in writing that it elects to designate a person to vote the Shares or other Deposited Securities represented by American Depositary Shares with regard to which no instructions from Owners are received by the date established by the Depositary for such purpose, the Depositary shall provide the Company or such person with a proxy to vote such Shares or other Deposited Securities.

17.
CHANGES AFFECTING DEPOSITED SECURITIES.

        In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, after consultation with the Company, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that the Depositary determines that any security or property so received may not be lawfully or practicably distributed to all or certain Holders, the Depositary, after consultation with the Company if practicable, may and shall, if the Company requests, sell such securities or property at public or private sale, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales (net of the fees and expenses thereof and any taxes or governmental charges) for the account of the Holders otherwise entitled to such securities or property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash.

18.
LIABILITY OF THE COMPANY AND DEPOSITARY; INDEMNIFICATION.

        Neither the Depositary nor the Company nor any of their directors, employees, agents or affiliates shall incur any liability to any Owner or Holder, if by reason of any provision of any present or future law of the United States or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their directors, employees, agents or affiliates shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Owner or Holder by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

        Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Holders, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, or any other person believed by it in good faith to be competent to give such advice or information. The depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is without negligence and bad faith. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that the Depositary acted without negligence and bad faith while it acted as Depositary.

        The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and affiliates. The indemnities contained in this paragraph shall not extend to any liability or expense which may arise out of any Pre-Release.

        No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.
RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF ADDITIONAL AND SUCCESSOR CUSTODIANS.

        The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. After consultation with the Company, whenever the Depositary reasonably determines that it in the best interest of the Owners to do so, the Depositary may appoint one or more substitute or additional custodians.

20.
AMENDMENT.

        The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.
TERMINATION OF DEPOSIT AGREEMENT.

        The Depositary shall at any time at the direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 90 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Depositary's Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. Delivery of such Deposited Securities may be made by the delivery of (a) certificates to such Owner or as ordered by him and (b) any other securities, property or cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Ownership of such Deposited Securities shall pass to the Owner or as ordered by him upon such delivery. If and to the extent that fractional interests in Deposited Securities are not available for delivery, the Depositary shall deliver cash proceeds in lieu thereof. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, expect to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

        NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatever.

        If the endorsement be executed by an attorney, the executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

        All endorsements or assignments of Receipts must be guaranteed by a New York Stock Exchange Member firm or member of the Clearing House of the American Stock Exchange Clearing Corporation or by a bank or trust company having an office or correspondent in the City of New York.

QuickLinks

AMENDMENT NO. 2 TO DEPOSIT AGREEMENT
ARTICLE I DEFINITIONS
ARTICLE II AMENDMENTS TO DEPOSIT AGREEMENT
ARTICLE III AMENDMENTS TO THE FORM OF ADR
ARTICLE IV REPRESENTATIONS AND WARRANTIES
ARTICLE V MISCELLANEOUS
JPMORGAN CHASE BANK, N.A. AMERICAN DEPOSITARY RECEIPT FOR COMMON SHARES OF OMV AKTIENGESELLSCHAFT (INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF AUSTRIA)
(ASSIGNMENT AND TRANSFER SIGNATURE LINES)